UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2012

DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5320 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(972) 673-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(c) – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2012, Denbury Resources Inc. (the “Company” or “Denbury”) announced that on June 20, 2012, the Board of Directors (the "Board") promoted Craig McPherson, currently Senior Vice President – Production Operations, to Senior Vice President and Chief Operating Officer and Charlie Gibson, currently Vice President – West Region, to Senior Vice President – Planning, Technology and Business Development, with both appointments effective July 1, 2012.

Mr. McPherson, 53, has over 30 years of experience in the oil and natural gas industry.  Prior to joining the Company in May 2011, he was employed for 30 years with ConocoPhillips in a variety of managerial and technical roles, most recently as General Manager – Gulf Coast Business Unit, where he directed ConocoPhillips’ technical, operational and business activities in the Gulf Coast region of the United States.  He previously held managerial roles with ConocoPhillips in the United States, Canada, Middle East and Russia.  Mr. McPherson earned his B.S. in Mechanical Engineering from Oklahoma State University.

In conjunction with his promotion, on July 1, 2012 Mr. McPherson will be granted restricted stock valued at $500,000, which will vest ratably over a three-year period, with the number of shares of restricted stock to be determined based upon the closing price of Denbury common stock on Friday, June 29, 2012.  Also effective July 1, 2012, Mr. McPherson’s base salary will increase to $450,000 from $423,280 and it is expected (subject to the year-end annual review and determination of compensation by the Compensation Committee of the Board) that his target annual rate of total compensation for 2013 will be approximately $3.175 million as compared to approximately $2.615 million previously.

Mr. Gibson joined the Company in September 2002, bringing more than 20 years of experience in the oil and natural gas industry.  Since joining the Company, he has been appointed to roles of increasing responsibility and was named Vice President – West Region in early 2008.  Mr. Gibson, 53, is a registered Professional Engineer who was previously employed as a manager with Coho Resources for six years and employed by Sun/Oryx for 14 years in various reservoir and production engineering positions.  He earned his B.S. in Petroleum Engineering from Louisiana State University.

Messrs. McPherson and Gibson have been officers of the Company since 2011 and 2008, respectively.

A copy of the press release regarding these appointments is filed as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
99.1	Denbury Press Release, dated June 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: June 26, 2012	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer